Exhibit 99.1
FIRST AMENDMENT
TO THE
WINTRUST FINANCIAL CORPORATION
2005 DIRECTORS DEFERRED FEE AND STOCK PLAN
     WHEREAS, Wintrust Financial Corporation (the “Company”) maintains the Wintrust Financial Corporation 2005 Directors Deferred Fee and Stock Plan, as amended and restated (the “Plan”); and
     WHEREAS, the Company considers it desirable to amend the Plan to allow directors to receive their Annual Retainer (as defined in the Plan) paid in cash currently.
     NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board of Directors of the Company by Section 17 of the Plan, the Plan is hereby amended as follows:
     1. Section 4 is hereby deleted in its entirety and replaced with the following:
     4. Annual Retainer Election. A director may elect to receive his or her Annual Retainer: (a) paid in cash currently; (b) currently in Common Stock or (c) in Common Stock and defer the Common Stock.
     a. If a director elects to receive his or her Annual Retainer currently in cash, all Annual Retainers earned by the director shall be paid in cash until the director shall cease to serve as a member of the Company’s Board of Directors or until December 31 of the year in which the director shall file a notice of revocation of such election, whichever first occurs. The Annual Retainer shall be paid in no event later than January 15th of the calendar year following the year in which the Annual Retainer is earned.
     b. If a director elects to receive his or her Annual Retainer currently in Common Stock, all Annual Retainers earned by the director shall be paid in shares of Common Stock until the director shall cease to serve as a member of the Company’s Board of Directors or until December 31 of the Plan Year in which the director shall file a notice of revocation of such election, whichever first occurs. The number of shares of Common Stock to be paid to a director shall be computed quarterly by dividing the Annual Retainer earned by the director in the quarter by the Fair Market Value of one share of Common Stock as of the last business day on which trades in Common Stock were reported during the calendar quarter immediately preceding the quarter in which the Annual Retainer was earned. “Fair Market Value” as of any date means the closing bid price of the Common Stock as reported on the Nasdaq Global Select Market on that date. The number of shares to be paid to a director shall be issued, and shares delivered to the director, on an annual basis, or more frequently as the Administrator shall determine, but in no event later than January 15th of the calendar year following the year in which the Annual Retainer is earned.
     c. If a director elects to receive his or her Annual Retainer in Common Stock and to defer receipt of the Common Stock, the Company shall maintain on its books deferred stock units (“Units”) representing an obligation to issue shares of Common Stock to such director. Units shall be credited to the director at the time and in the amount that shares of Common Stock would otherwise have been determined to be payable under paragraph 4(b) in the absence of an election to defer. Additional Units shall be credited at the time dividends are paid on the Common Stock, as if such dividends were Annual Retainers subject to this Plan. No Common Stock shall actually be set aside for payment under the Units and any director to whom Units are credited under the Plan shall be deemed a general, unsecured creditor of the Company.
     2. Section 9 is hereby deleted in its entirety and the section numbers and section references in the Plan are hereby amended accordingly.
     3. Section 11 (as renumbered by Item 2 of this amendment) is hereby deleted in its entirety and replaced with the following:
     11. Adjustment in Capitalization. In the event that any change in the outstanding shares of Common Stock occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, share exchange or similar corporate change, (a) the Units credited to any participant’s deferred compensation account shall be appropriately adjusted and (b) if shares of Common Stock cease to be listed on an established stock exchange or a national market system, the Board may cause any Units to cease to be measured by and distributed in the form of shares of Common Stock, and instead to be deemed invested in such other investment as the Board shall determine, and to be paid in the form of cash.
     IN WITNESS WHEREOF, the foregoing amendment was duly adopted by the Board of Directors this 11th day of April, 2011.

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